Exhibit 99.1

Enzo Biochem, Inc. Announces Review of Strategic Alternatives after Receiving Multiple Inquiries Regarding a Potential Transaction

Forms Special Committee of the Board to Lead Evaluation of Viable Options for Maximizing Shareholder Value

Engages Independent Financial and Legal Advisors to Support Thorough Process

Remains Committed to Maintaining Focus on Cost Containment, Cash Preservation and Near-Term Initiatives to Enhance Value

Farmingdale, NY, April 22, 2025 (GLOBE NEWSWIRE) -- Enzo Biochem, Inc. (OTCQX: ENZB) (“Enzo” or the “Company”) today announced that its Board of Directors (the “Board”) has commenced a review of strategic alternatives after recently receiving multiple inquiries regarding a potential transaction with the Company. In connection with this process, the Board has formed a special committee of independent directors (the “Strategic Committee”) to evaluate a broad range of opportunities to maximize value for shareholders, including a potential strategic transaction, business combination, full sale of the Company or return of excess capital to shareholders.

Steven Pully, Chairman of the Board and member of the Strategic Committee, stated: “The Board is committed to acting in the best interests of shareholders and intends to run a thorough review process. Enzo’s life sciences operations and offerings are well established and highly regarded, and our comprehensive manufacturing capabilities in the United States and Europe provide us an advantageous position in this dynamic market. Over the last 18 months, the Company’s management has successfully led sustained efforts to address Enzo’s historical challenges and realize efficiencies. At this point, it makes sense to form the Special Committee and fully evaluate the range of possibilities available to the Company, prior to making a recommendation to the full Board for consideration.”

The Strategic Committee has engaged BroadOak Capital Partners as financial advisor and BakerHostetler LLP as legal counsel to assist in evaluating any inbound expressions of interest and other potential transactions.

The Board has not set a timetable for the review process, nor does it have any biases related to any potential strategic alternatives at this time. There can be no assurance that the Company’s strategic review process will result in any transaction or other strategic outcome. The Company does not intend to disclose further developments on this strategic review process unless and until it determines that such disclosure is appropriate or necessary. While the Strategic Committee conducts its review, Enzo remains focused on cost-containment and cash conservation measures, as well as executing on other initiatives that can enhance near-term value.

About Enzo Biochem

Enzo Biochem, Inc. has operated as a life sciences company for over 45 years. The primary business of Enzo today is conducted through its Life Sciences division, Enzo Life Sciences, which focuses on labeling and detection technologies from DNA to whole cell analysis, including a comprehensive portfolio of thousands of high-quality products, including antibodies, genomic probes, assays, biochemicals, and proteins. The Company’s proprietary products and technologies play central roles in translational research and drug development areas, including cell biology, genomics, assays, immunohistochemistry, and small molecule chemistry. The Company monetizes its technology primarily via sales through our global distribution network and licensing. For more information, please visit enzo.com or follow Enzo Biochem on X and LinkedIn.

As previously disclosed in the 8-K filed on April 21, 2025, the Company completed the transfer of its stock listing from NYSE to OTC, where it continues to trade under the ticker symbol “OTCQX: ENZB.”

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to the Company’s strategic process, the development of which will depend on a number of factors outside of the control of the Company, including, inter alia, the Company’s results of operations, investor or acquiror interest in the Company, litigation, government regulation, economic conditions affecting the U.S. capital markets and other general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2024. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

Contacts

Patricia Eckert, Chief Financial Officer

Phone: 631-755-5500

Email: peckert@enzo.com